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                                                                    EXHIBIT 99.2

                                     FORM OF

                   INSTRUCTIONS FOR SUBSCRIPTION CERTIFICATES


                 INSTRUCTIONS AS TO USE OF DEMANDSTAR.COM, INC.
                            SUBSCRIPTION CERTIFICATES

            CONSULT THE SUBSCRIPTION AGENT, YOUR BANK OR YOUR BROKER
                               AS TO ANY QUESTIONS


         The following instructions relate to a rights offering (the "Rights Offering") by DemandStar.com, Inc., a Florida corporation ("DemandStar"), a wholly-owned subsidiary of H.T.E., Inc. ("HTE"), to (i) holders of HTE's common stock as of __________, 2000, (ii) holders of HTE stock options as of December 16, 1999 who are also employees or directors of HTE (or a subsidiary) as of February 1, 2000, and (iii) employees of HTE (or a subsidiary) as of February 1, 2000 (i, ii and iii, collectively, the "Eligible Holders"), as described in DemandStar's prospectus dated ______________, 2000 (the "Prospectus"). Each holder of HTE common stock as of __________, 2000 will receive one non-transferable subscription right (individually, a "Right" and, collectively, the "Rights") for each share of HTE common stock held. Each holder of HTE stock options as of December 16, 1999, who is also an employee or director of HTE (or a subsidiary) as of February 1, 2000, will receive one Right for each share of HTE common stock that he has a vested and/or unvested option to acquire. Each employee of HTE (or a subsidiary) as of February 1, 2000 will receive 200 Rights. Each Right carries a subscription privilege (the "Subscription Privilege") which entitles the Eligible Holder to purchase one share of common stock, par value $.0001 per share (the "Common Shares"), at the subscription price of $1.00 per share (the "Subscription Price"). No fractional Rights, fractional Common Shares or cash in lieu thereof will be distributed or paid by DemandStar. An aggregate of up to 17,805,105 Common Shares will be distributed in connection with the Rights Offering.

         The Rights will expire at 5:00 p.m., Eastern Standard Time, on _____________, 2000, unless extended by DemandStar (as it may be extended, the "Expiration Time"). The number of Rights to which you are entitled is printed on the face of your subscription certificate (the "Subscription Certificate"). You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate section on the back of your Subscription Certificate and returning the Subscription Certificate to the Subscription Agent in the envelope provided.

         YOUR SUBSCRIPTION CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION CERTIFICATES MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR PRIOR TO THE EXPIRATION TIME. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

1.       SUBSCRIPTION PRIVILEGES; EXERCISE.

         To exercise Rights, complete the reverse side of your Subscription Certificate and send your properly completed and executed Subscription Certificate, together with payment in full of the Subscription Price for all Common Shares subscribed for pursuant to the Subscription Privileges, to the Subscription Agent. FACSIMILE DELIVERY OF THE SUBSCRIPTION CERTIFICATE WILL NOT CONSTITUTE VALID DELIVERY. Payment of the Subscription Price must be made (a) in U.S. dollars for the full number of Common Shares being subscribed for by check or bank draft drawn upon a U.S. bank or postal telegraphic or express money order payable to Continental Stock Transfer and Trust Company, as Subscription Agent; or (b) by wire transfer of same day funds to



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the account maintained by the Subscription Agent for such purpose, which wire instructions may be obtained by contacting the Subscription Agent's Reorganization Department at (212) 509-4000 (X-535).

ACCEPTANCE OF PAYMENTS.

         Payment of the Subscription Price will be deemed to have been received by the Subscription Agent only upon the (a) clearance of any uncertified check,
(b) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order, or (c) receipt of good funds in the Subscription Agent's account designated above. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE (5) BUSINESS DAYS TO CLEAR. ACCORDINGLY, RIGHTS HOLDERS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF AN UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENTS SUFFICIENTLY IN ADVANCE OF THE EXPIRATION TIME TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARED BY SUCH TIME AND ARE URGED, IN THE ALTERNATIVE, TO CONSIDER PAYMENT BY MEANS OF A CERTIFIED OR CASHIER'S CHECK, BANK DRAFT OR MONEY ORDER OR WIRE TRANSFER OF FUNDS.

EXERCISE THROUGH BANK OR BROKER; PROCEDURES FOR GUARANTEED DELIVERY.

         You may make arrangements for the delivery of funds on your behalf and request a bank or broker to exercise the Rights represented by the Subscription Certificate on your behalf.

         Alternatively, you may cause a written guarantee substantially in the form attached to these instructions (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, to be received by the Subscription Agent at or prior to the Expiration Time, guaranteeing delivery of your properly completed and executed Subscription Certificate within three New York Stock Exchange trading days following the date of the Notice of Guaranteed Delivery, together with payment in full of the applicable Subscription Price. If this procedure is followed, your Subscription Certificates must be received by the Subscription Agent within three (3) New York Stock Exchange trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated below.

         Bankers, brokers and other nominee holders of Rights who exercise the Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and DemandStar, as to: (1) the names of the beneficial owners on whose behalf they are acting; (2) the nominee holder's authority to so act; (3) the aggregate number of Rights being exercised on behalf of each beneficial owner; and (4) the aggregate number of Common Shares that are being subscribed for pursuant to the Subscription Privileges of each beneficial owner of Rights on whose behalf such nominee holder is acting.

CONTACTING THE SUBSCRIPTION AGENT.

         The address, telephone and facsimile numbers of the Subscription Agent are as follows:

                  Continental Stock Transfer & Trust Company
                  2 Broadway, 19th Floor
                  New York, NY 10004
                  Att: Reorganization Department
                  Telephone: (212) 509-4000 (X-535)
                  Facsimile:  (212) 616-7610


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PARTIAL EXERCISES; EFFECT OF OVERPAYMENT AND UNDERPAYMENT.

         If you exercise less than all of the Rights evidenced by your Subscription Certificate by so indicating in Section 1 of your Subscription Certificate, the Subscription Agent will issue to you a new Subscription Certificate evidencing the unexercised Rights. If you choose to have a new Subscription Certificate sent to you, however, you may not receive any such new Subscription Certificate in sufficient time to permit you to exercise the Rights evidenced thereby.

         If you have not specified the number of Common Shares being subscribed for pursuant to the Subscription Privilege, you will be deemed to have exercised such Subscription Privilege with respect to the maximum whole number of Common Shares that may be acquired for the Subscription Price payment delivered after allowances for the Subscription Price of any specified Common Shares. If you do not specify the number of Common Shares being subscribed for, or you do not forward full payment of the Subscription Price for the number of Rights you indicate are being exercised or if the payment you deliver exceeds the required Subscription Price, the payment delivered will be applied, until depleted, to subscribe for Common Shares in the following order: (1) to subscribe for the number of Common Shares indicated, if any, pursuant to the Subscription Privilege; and (2) to subscribe for Common Shares until the Subscription Privilege has been fully exercised with respect to all of the Rights represented by your Subscription Certificate.

2.       DELIVERY OF STOCK CERTIFICATES, ETC.

         The following delivery and payment will be made to the address shown on the face of your Subscription Certificate:

                  SUBSCRIPTION PRIVILEGE. As soon as practical after the Expiration Time, the Subscription Agent will mail to each Eligible Holder who validly exercises the Subscription Privilege certificates representing Common Shares purchased pursuant to the Subscription Privilege.

3.       EXECUTION.

         (A) EXECUTION BY REGISTERED HOLDER. The signature on the Subscription Certificate must correspond with the name of the registered Eligible Holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must certify to the Subscription Agent and DemandStar as to their authority to so act.

         (B) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the Subscription Certificate is executed by a person other than the Eligible Holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

4.       METHOD OF DELIVERY.

         The method of delivery of Subscription Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Eligible Holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Subscription Price prior to the Expiration Time.





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